GUIDESTONE FUNDS
                      Medium-Duration Bond Fund

        Quarterly Report from Adviser for the Quarter Ended
                            June 30, 2008

PROCEDURES PURSUANT TO RULE 10F-3*

 (1)	Name of Underwriters           Citigroup Global Markets, DB
                                     Securities, GS&Co., Lehman
                                     Bros., Merrill Lynch, BOA
                                     Securities LLC, Barclays
                                     Capital, BNP Paribas, Credit
                                     Suisse Securities USA,
                                     Greenwich Capital Markets,
                                     RBC Capital Markets, TD
                                     Securities, Guzman & Co.,
                                     Jackson Securities, Loop
                                     Capital Markets, Muriel
                                     Siebert, Sandler O'Neill

(2)	Name of Issuer                 Citigroup Inc.

(3)	Title of Security              C Var 04/49-18

(4)	Date of Prospectus or First
      Offering                       4/21/2008

(5)	Amount of Total Offering       6,000,000,000

(6)	Unit Price                     100.000

(7)	Underwriting Spread or
      Commission                     1.000%

(8)	Rating                         A2/A/A+

(9)	Maturity Date                  Perpetual

(10)	Current Yield                  8.400%

(11)	Yield to Maturity              9.710%

(12)	Subordination Features         Jr. Subordinated

(13)	Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue                           N/A

(14)	Total Par Value of Bonds
      Purchased                       425,000

(15)	Dollar Amount of Purchases      $425,000.00

(16)	Number of Shares Purchased      425,000



(17)	Years of Continuous              The company has been in
Operation (excluding municipal         continuous operation for
securities; see (25)(d)                greater than three years.
below)

(18)	% of Offering Purchased by Fund  0.007%

(19)	% of Offering Purchased by       0.387%
all other GSAM managed
Portfolios and Accounts

(20)	Sum of (18) and (19)**           0.394%

(21)	% of Fund's Total Assets
Applied to Purchase                    0.140%

(22)	Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased          Smith Barney

(23)	Is the Adviser, any Sub-
Adviser or any person of
which the Adviser or Sub-
Adviser is an "affiliated
person", a Manager or Co-
Manager of the Offering?               Yes X	No

(24)	Were Purchases Designated as
Group Sales or otherwise
allocated to the Adviser,
any Sub-Adviser or any
person of which the Adviser
or Sub-Adviser is an
"affiliated person"?                   Yes      No  X

(25)	Have the following
conditions been satisfied:

(a)	The securities were
part of an issue
registered under the
Securities Act of 1933,
as amended, which is
being offered to the
public, or were U.S.
government  securities,
as defined in Section
2(a)(29) of the
Securities Exchange Act
of 1934, or were
securities sold in an
Eligible Foreign
Offering or were
securities sold in an
Eligible Rule 144A
Offering?                              Yes  X	No


(b)	The securities were
purchased prior to the
end of the first day on
which any sales to the
public were made, at a
price that was not more
than the price paid by
each other purchaser of
securities in that
offering or in any
concurrent offering of
the securities (except,
in the case of an
Eligible Foreign
Offering, for any
rights to purchase
required by law to be
granted to existing
security holders of the
issue) or, if a rights
offering, the
securities were
purchased on or before
the fourth day
preceding the day on
which the rights
offering terminated.                    Yes   X	   No

(c)	The underwriting was a
firm commitment
underwriting?                           Yes   X	   No

(d)        With respect to
any issue of municipal
securities to be
purchased, did the
securities receive an
investment grade
rating from at least
one unaffiliated
nationally recognized
statistical rating
organizations, or if
the issuer of the
municipal securities
to purchased, or the
entity supplying the
revenues from which
the issue is to be
paid , shall have been
in continuous
operation for less
than three years
(including the
operation of any
predecessors), did the
securities receive one
of the three highest
ratings from one such
rating organization?                    Yes   N/A    No

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.